EXHIBIT 5(a)

April 23, 2004

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

I am Senior Counsel of Wells Fargo & Company (the “Company”) and, as such, I, together with other attorneys in the Wells Fargo Law Department, have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company and Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the proposed offer and sale from time to time of the following securities (the “Securities”) having an aggregate initial offering price of up to $20,000,000,000: (i) unsecured unsubordinated debt securities of the Company in the forms filed as part of Exhibit 4(bb) and as Exhibit 4(cc) to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Company in the forms filed as part of Exhibit 4(bb) and as Exhibit 4(dd) to the Registration Statement, with appropriate insertions, (the “Subordinated Debt Securities”), (iii) unsecured junior subordinated debt securities of the Company in the form filed as Exhibit 4(ee) to the Registration Statement, with appropriate insertions (the “Junior Subordinated Debt Securities,” and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (iv) preferred stock and preference stock, no par value, (the “Preferred Stock”) of the Company, interests in which may be evidenced by appropriately prepared depositary shares (the “Depositary Shares”), (v) common stock, par value $1 2/3 per share, (the “Common Stock”) of the Company issuable upon conversion of Debt Securities, Preferred Stock, or Depositary Shares, or upon exercise of warrants, (vi) appropriately prepared warrants to purchase Debt Securities, Preferred Stock, or Common Stock (the “Warrants”) and (vii) purchase contracts in the forms filed as Exhibits 4(tt) and 4(uu) requiring the holders thereof to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or (c) commodities (the “Purchase Contracts”). The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

Wells Fargo & Company

April 23, 2004

The Senior Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4(y) to the Registration Statement, with appropriate insertions, (the “Senior Indenture”) to be entered into by the Company and a trustee or trustees to be named by the Company. The Subordinated Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4(z) to the Registration Statement, with appropriate insertions, (the “Subordinated Indenture”) to be entered into by the Company and a trustee or trustees to be named by the Company. The Junior Subordinated Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4(aa) to the Registration Statement, with appropriate insertions (the “Junior Subordinated Indenture”) to be entered into by the Company and a trustee or trustees to be named by the Company. Each series of Preferred Stock is to be issued under the Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) and a certificate of designations (a “Certificate of Designations”) to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 151 of the General Corporation Law of the State of Delaware. The Depositary Shares are to be issued under a deposit agreement in the form filed as Exhibit 4(ii) to the Registration Statement, with appropriate insertions, (the “Deposit Agreement”) to be entered into by the Company, a depositary to be named by the Company, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Common Stock is to be issued under the Certificate of Incorporation. The Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4(jj) to 4(ll) to the Registration Statement, with appropriate insertions, (the “Warrant Agreements”) to be entered into by the Company and warrant agents to be named by the Company. The Purchase Contracts are to be issued under a purchase contract agreement (the “Purchase Contract Agreement”) and a unit agreement to be entered into by the Company and a unit agent or agents to be named by the Company (the “Unit Agreement”) in the forms filed as Exhibits 4(ss) to 4(uu) to the Registration Statement, with appropriate insertions.

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities. I have examined or am otherwise familiar with the Certificate of Incorporation, the By-Laws of the Company, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, I am of the opinion that: (i) upon the execution and delivery by the Company of the Senior Indenture, the Subordinated Indenture or the Junior Subordinated Indenture, as the case may be, or the execution and delivery of the Deposit Agreement, the applicable Warrant Agreement, or the applicable Purchase Contract Agreement and the Unit Agreement following the completion of all required Corporate

Wells Fargo & Company

April 23, 2004

Proceedings, and the execution, issuance, and delivery, and the authentication by a duly appointed trustee, of the Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities, the Depositary Shares, the Warrants and the Purchase Contracts, respectively, pursuant to such agreements, such Senior Indenture, Subordinated Indenture or Junior Subordinated Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement or Unit Agreement, as the case may be, will become valid and binding instruments, and any Debt Securities, Warrants or Purchase Contracts issuable thereunder will be legal, valid, and binding obligations of the Company, and any Preferred Stock (assuming completion of the actions referred to in clause (ii) below) or Common Stock (assuming completion of the actions referred to in clause (iii) below) issuable thereunder will be duly and validly authorized and issued, fully paid, and nonassessable; (ii) upon the authorization, execution, acknowledgment, delivery, and filing with, and recording by, the Delaware Secretary of State of the applicable Certificate of Designations following the completion of all required Corporate Proceedings and the execution, issuance, and delivery of the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be duly and validly authorized and issued, fully paid, and nonassessable; and (iii) upon the authorization of issuance of the Common Stock, following the completion of all required Corporate Proceedings, and the execution, issuance, and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid, and nonassessable; except in each case as the legality, validity, binding effect and enforceability of provisions of such instruments and agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights and by general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law. The foregoing opinions assume that (a) the execution of the Senior Indenture, Subordinated Indenture, Junior Subordinated Indenture, Deposit Agreement, the applicable Warrant Agreement, the applicable Purchase Contract Agreement, the Unit Agreement, the Certificate of Designations and the Securities is by an officer or officers of the Company authorized by the Corporate Proceedings; (b) the consideration designated in the applicable Corporate Proceedings for any Preferred Stock or Common Stock shall have been received by the Company in accordance with applicable law; (c) the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture, the Deposit Agreement, any Warrant Agreement, any Purchase Contract Agreement and the Unit Agreement shall have been duly authorized, executed, and delivered by all parties thereto other than the Company; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) the applicable Senior Indenture, Subordinated Indenture or Junior Subordinated Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended; and (f) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the

Wells Fargo & Company

April 23, 2004

issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

I have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture, the Deposit Agreement, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreement (the “Agreements”). Because the governing law provision of the Agreements relates to the law of a jurisdiction as to which I express no opinion, the opinions set forth in clause (i) of the preceding paragraph are given as if the law of the State of Minnesota governs the Agreements.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Mary E. Schaffner

Mary E. Schaffner